Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

U.S. Department of the Treasury Announces Broadway as one of the Recipients of Investments Under the Emergency Capital Investment Program

LOS ANGELES, CA – (BUSINESS WIRE) – December 17, 2021 – Broadway Financial Corporation (“Broadway”, “we” or the “Company”) (NASDAQ Capital Market: BYFC), announced that the United States Department of the Treasury (the “U.S. Treasury”) has informed Broadway that the Company is eligible to receive an equity investment of $142.5 million from the U.S. Treasury pursuant to the Emergency Capital Investment Program (“ECIP”).

Under ECIP the U.S. Treasury will invest over $8.7 billion into 186 Community Development Financial Institutions and Minority Depository Institutions to provide funding for these institutions to increase access to capital for small and minority-owned businesses and consumers in traditionally underserved markets, such as low-to-moderate income communities.  To read the Treasury Department news release, click here: https://home.treasury.gov/news/press-releases/jy0530

The investment in Broadway is expected to take the form of Senior Perpetual Noncumulative Preferred Stock with a dividend rate between 0.5% and 2% per annum that is dependent on Broadway’s investment of the proceeds within Target Communities in certain types of loans that are consistent with the types of loans that the Company has historically originated.  The investment is subject to completion of satisfactory documentation and is intended to qualify as Tier 1 Capital.  At September 30, 2021, Broadway’s stockholders’ equity was $143.3 million, or 13.48% of the Company’s assets and the Tier 1 Capital of its bank subsidiary, City First Bank, National Association, was $98 million.

Chief Executive Officer, Brian Argrett, commented, “We are excited to report that our application to participate in the ECIP has been approved by the U.S. Treasury.  This investment will significantly improve our ability to advance our mission and multiply the impact and lending that we can make in the low-to-moderate income communities that we serve, as well as significantly enhance the scale of our operations and improve the economics of our business.”

About CityFirstBroadway

Broadway Financial Corporation, a bank holding company, and its wholly-owned bank subsidiary, City First Bank, National Association (the “Bank”), are collectively referred to as CityFirstBroadway.  CityFirstBroadway is a leading provider of financial products and services to economically underserved urban communities.  The Bank offers a variety of commercial loan products, services, and depository accounts that support investments in affordable housing, small businesses, and nonprofit community facilities located within low-to-moderate income neighborhoods.  The Bank is a CDFI, MDI, Certified B Corp, and a member of the Global Alliance of Banking on Values, entities whose values are aligned with sustainable solutions, healthier families, and more prosperous communities for our collective well-being.  CityFirstBroadway has branches serving the Metropolitan Washington, D.C. and Southern California regions.  For more information, please visit us at cityfirstbank.com

Contacts

Investor Relations
Brenda J. Battey, Chief Financial Officer, (323) 556-3264
Investor.relations@cityfirstbroadway.com

Media Relations
Gloria Nauden, VP Marketing & Communications, (202) 528-9005
gnauden@cityfirstbank.com

Cautionary Statement Regarding Forward-Looking Information

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Forward-looking statements often include words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,”  “believes,” “predicts,” “potential,” “continue,” and similar expressions, but the absence of such words or expressions does not mean a statement is not forward-looking.  These forward-looking statements are based upon our management’s current expectations and involve known and unknown risks and uncertainties.  Actual results or performance may differ materially from those suggested, expressed, or implied by the forward-looking statements due to a wide range of factors.  Such risk factors include, among others: uncertainty as to the duration, scope and impacts of the COVID-19 pandemic; political and economic uncertainty, including the possibility of declines in global economic conditions or the stability of credit and financial markets; changes in the monetary and fiscal policies of the U.S. Government, including policies of the United States Department of the Treasury and the Federal Reserve Board; changes in legislation, regulation, policies or administrative practices, whether by judicial, governmental, or legislative action, and other changes pertaining to banking, securities, taxation, financial accounting and reporting, and environmental protection and our ability to comply with such changes in a timely manner; possible effects of changes in real estate markets and interest rates, which may affect our net income and future cash flows, or the market value of our assets, including investment securities; risks related to disruption of management time due to integration activities related to the merger of Broadway with CFBanc Corporation (the “Merger”); the risk of possible adverse rulings, judgments, settlements and other outcomes of litigation; the risk that the Merger could have an adverse effect on our ability to retain customers, retain and hire key personnel and on our operating results and business generally; the risk that problems may arise in successfully integrating the businesses of the pre-Merger companies, which may result in the combined company not operating as effectively and efficiently as expected, or that the we may not be able to successfully integrate the businesses of the pre-Merger companies; the risk that we may be unable to achieve synergies or other anticipated benefits of the Merger or that it may take longer than expected to achieve those synergies or benefits; the risk that operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which  we are highly dependent, and other important factors that could cause actual results to differ materially from those projected.  All such factors are difficult to predict and are beyond our control.  Additional factors that could cause results to differ materially from those described above can be found in our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K or other filings made with the SEC and are available on our website at http://www.cityfirstbank.com/node/430   and on the SEC’s website at http://www.sec.gov.

Forward-looking statements in this press release speak only as of the date they are made, and we undertake no obligation, and do not intend, to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except to the extent required by law.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.